EXHIBIT 11

                          HEALTH RISK MANAGEMENT, INC.
                     COMPUTATION OF EARNINGS PER SHARE (EPS)
                                   (Unaudited)

                                      Primary EPS                                   Fully Diluted EPS
                       -----------------------------------------        -----------------------------------------
                         Three Months             Nine Months             Three Months             Nine Months
                             Ended                   Ended                    Ended                   Ended
                           March 31,               March 31,                March 31,               March 31,
                       -----------------       -----------------        -----------------       -----------------
                       1997        1996         1997        1996        1997        1996         1997        1996
                       ----        ----         ----        ----        ----        ----         ----        ----

Earnings:
(in thousands)

  Earnings for
   period           $      438  $      784   $    1,573  $    1,925  $      438  $      784   $    1,573  $    1,925
                           ===         ===        =====       =====         ===         ===        =====       =====
indicated

Number of Shares:

  Weighted average
   number of
   shares of
   common stock
   outstanding       4,295,521   4,083,919    4,233,434   4,048,117   4,295,521   4,083,919    4,233,434   4,048,117

  Weighted
   average
number of
   shares of
   common stock
   equivalents         170,163     193,138      183,835     126,421     170,163     301,472      208,686     174,896
                    ----------  ----------   ----------  ----------  ----------  ----------   ----------   ---------

  Number of shares
   included in per
   share computa-
   tion for the
   period            4,465,684   4,277,057    4,417,269   4,174,538   4,465,684   4,385,391    4,442,120   4,223,013
                     =========   =========    =========   =========   =========   =========    =========   =========
indicated

Net earnings
  per  share        $     0.10  $     0.18   $     0.36  $     0.46  $     0.10  $     0.18   $     0.35  $     0.46
                          ====        ====         ====        ====        ====        ====         ====        ====